Exhibit 10.23

ASSIGNMENT, BILL OF SALE AND CONVEYANCE

STATE OF TEXAS	)(
KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF TITUS	)(

That, for TEN DOLLARS ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, energytec.com, inc, a Nevada corporation, hereinafter referred to as “Assignor”, whose address is 14785 Preston Road, Suite 550, Dallas, Texas 75240, hereby BARGAINS, SELLS, TRANSFERS, ASSIGNS and CONVEYS unto Stanley W. and Audrey G. Crawford, hereinafter referred to as “Assignees”, whose address is P. O. Box 341150, Lakeway, Texas 78734, and to their successors and assigns, an interest in and to the leasehold estates or working interest created by those certain Oil and Gas Leases described in Exhibit “A”. The exact interest conveyed is specified in Exhibit “A”.

For the same consideration, Assignor does hereby BARGAIN, SELL, TRANSFER, ASSIGN and CONVEY unto Assignees, a prorata interest in all equipment, personal property, fixtures and improvements located on, used in connection with or appurtenant to the leases described in Exhibit “A”. The interest in the equipment, personal property, and fixtures are transferred to Assignee “AS IS”, “WITH ALL FAULTS” AND IN THEIR PRESENT STATE OF CONDITION AND REPAIR AND ASSIGNOR EXPRESSLY NEGATES ANY IMPLIED WARRANTY OF MERCHANTABILITY OR WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, with respect to said interests in equipment, personal property and fixtures.

Assignor intends hereby to transfer and convey to Assignees, the proportionate part assigned of Assignor’s right, title and interest in and to the lands affected by the leases, including mineral and royalty interests, overriding royalty, net profits interests, production payments and any other economic interest owned by Assignor in the production of hydrocarbons and minerals therefrom; and interests in and to the pooling and unitization agreements, product purchase and sales contracts, leases, permits, rights-of way, easements, licenses, farmouts, options, and other beneficial contracts or instruments.

This assignment is subject to the terms and conditions of the original leases, all intermediate assignments affecting the leases and to depth limitations, if any, with respect to the leases. As part of the consideration for this Assignment, Assignees assume their proportionate part of all responsibility for plugging the wells identified in Exhibit “A” in accordance with all the rules and regulations of the Railroad Commission of Texas.

TO HAVE AND TO HOLD the leasehold interests described in Exhibit “A” and the related properties and assets above described, unto Assignees, their successors and assigns, forever, without warranty either express or implied.

This instrument is executed this 21st day of March, 2001, but to be effective as of January 1st, 2001, at 7:00 a.m.

energytec.com, inc.

BY	/s/ Frank W Cole
Frank W Cole, President

ASSIGNEES

/s/ Stanley W. Crawford

/s/ Audrey G. Crawford

Page Two Assignment

STATE OF TEXAS

COUNTY OF TRAVIS

This instrument was acknowledged before me on this the 28 day of March, 2001, by Stanley W. Crawford and Audrey G. Crawford.

/s/ Lisa R. Webb
Notary Public, State of Texas

STATE OF TEXAS

COUNTY OF DALLAS

This instrument was acknowledged before me on the 21st day of March, 2001, by Frank W Cole, President of energytec.com, inc, a Nevada Corporation, on behalf of said corporation.

/s/ Susan Lynn Doyle
Notary Public, State of Texas

EXHIBIT “A”

TIMMONS LEASE

138 Acres, more or less, in the B. Strunk Survey, Abstract 498, being part of a tract more fully described in metes and bounds in that certain Trustee’s Deed from the Colorado National Bank (fka Exchange National Bank of Colorado Springs), Trustee, to R. Thayer Tutt, Jr., Successor Trustee of the Margaret B. Timmons Trust shown in Volume 906 Page 43 of the Deed Records of said Titus County, Texas, to which Deed reference is hereby made all relevant purposes. The said 138± acres are more fully described as follows: Beginning at the Southwest corner of the intersection of the B. Strunk Survey, A-498 and the southeast corner of the James T. Smith Survey A-548, proceed East 1,500 feet more or less to the Southwest Corner of the Alihu Belcher Survey, A-646, thence North 4,000 feet, thence West 1,500 feet, thence South 4,000 feet to the point of beginning herein described. This tract forms a rectangle 1,500 feet by 4,000 feet more or less, and contains the 138 acres, more or less, previously noted.

Interest Assigned:

Working Interest:                 25%

Net Revenue Interest:           19.25%

STATE OF TEXAS COUNTY OF TITUS

I hereby certify that this instrument was FILED on the date and at the time stamped hereon by me and was duly RECORDED in the Volume and Page of the named RECORDS of Titus County, Texas, as stamped hereon by me on 4-17-01.

Sherry Mars

/s/ Illegible	County Clerk
Deputy	Titus County, Texas